UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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CANOPY GROWTH CORPORATION

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MarketWatch – Canopy Growth speeds up U.S. entry instead of waiting until federal cannabis legalization

By Steve Gelsi

October 25, 2022

Canopy Growth is expecting the U.S. market to be worth more than $50 billion by 2026

Canopy Growth Corp. said Tuesday it will no longer wait until federal legalization to buy three U.S. cannabis companies as it eyes opportunities to benefit from strong growth in state-by-state cannabis sales.

Canopy Growth Corp.’s U.S.-listed shares CGC CA: WEED rallied 26% after the Canadian cannabis company announced a plan to consolidate its U.S. cannabis assets into a new holding company called Canopy USA.

“Our goal is to be the leading North American cannabis company,” Canopy Growth CEO David Klein told MarketWatch. The creation of Canopy USA marks a “logical next step” toward that goal, he said.

Canopy USA will house New York-based cannabis company Acreage Holdings Inc. ACRDF, Colorado-based cannabis edibles specialist Wana Brands and California extracts maker Jetty.

Canopy USA intends to exercise its options to acquire 100% of Acreage, Wana, and Jetty, as well as evaluating options for its conditional ownership of TerrAscend Corp. TRSSF. Canopy owns a 13.7% stake in TerrAscend.[1]

Third-party investors will hold 100% of the common shares of Canopy USA, the company said.

With the U.S. market poised to reach $50 billion within the next five years, Canopy CEO Klein said he sees opportunities for more growth in U.S. states.

With the Canadian market challenged by oversupply and other issues, the creation of Canopy USA will shift the company’s revenue mix toward the rapidly growing U.S. cannabis market.

Canopy will consolidate its U.S. investments into its financial results for the first time, as well as set up a balance sheet and cost structure flexibility to pursue merger deals or other growth moves in the U.S.

“We put together these assets, but they were operating on their own and not displayed in our financial statements,” Klein said.

Whether or not the U.S. moves ahead with legalization, the creation of Canopy USA “gives us a head start on any regulatory reform to come through,” Klein said on a conference call with analysts.

The new structure through a class of stock called exchangeable shares also allows Canopy Growth to remain in compliance with U.S. cannabis laws and continue trading on the Nasdaq and the Canadian Securities Exchange.[2] “We’ve been in communication with TSX and Nasdaq, they’re aware of the structure,” Klein told MarketWatch.

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Correction: Canopy USA, LLC controls a conditional ownership position, assuming conversion of its exchangeable shares and the exercise of its option but excluding the exercise of its warrants, of approximately 13.7% in TerrAscend Corp.

[2]

Clarification: Mr. Klein did not state that the exchangeable shares allow Canopy Growth Corporation to continue trade on the Nasdaq or the Canadian Securities Exchange (Canopy currently trades on the Toronto Stock Exchange). Mr. Klein only stated that “We’ve been in communication with TSX and Nasdaq, they’re aware of the structure …” In this regard, please refer to the discussion under the heading “Amendment Proposal—Risk Factors Relating to the Amendment Proposal—The stock exchanges on which we are listed, such as the TSX and Nasdaq, may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible under Nasdaq’s general policies” in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 25, 2022.

The U.S. stock exchanges, along with other financial institutions, continue to prohibit shares of plant-touching cannabis companies that do business in legal U.S. states such as California, Colorado, or New Jersey, because of the current Schedule 1 status of cannabis as a controlled substance.

Canopy Growth has no direct control over Canopy USA, which will have its own board of directors. Its ownership position in Canopy USA will be through the issuance of exchangeable shares.

Canopy Growth will also repay $187.5 million of debt, which will reduce its overall debt position by about 27% and cut annualized interest expense to about $26 million. The company is tendering the debt at a discounted price of $930 per $1,000.

Constellation Brands Inc. STZ, which invested $4 billion in Canopy when Canada fully legalized cannabis for adult use in 2018, will remain the largest shareholder in Canopy Growth. Constellation will not have a direct ownership in Canopy USA.

As part of the deal, Constellation has agreed to convert its common stock holdings into new exchangeable shares. The transaction will allow it to protect its own shareholder value, while retaining an interest in Canopy in non-voting and non-participating shares.

In turn, that will allow the drinks giant to focus on its core beer, wine and spirits business.

Constellation CEO Bill Newlands said the deal will, “further reinforce our intent to not deploy additional investment in Canopy aligned with [the company’s] previously stated capital allocation priorities.”

Among the next steps, Canopy will hold a shareholder vote to get permission to create exchangeable shares. Acreage also expects to hold a shareholder vote in early 2023 to approve the agreement for Canopy USA to acquire its floating shares, which in turn will set up a path for it to own 100% of Acreage.

Prior to these latest developments, Canopy Growth had entered an agreement 2019 to set up call options to acquire Acreage for $3 billion upon U.S. legalization. It crafted similar deals with Jetty in 2022 for $69 million for a 75% equity interest, as well as a 2021 deal for $298 million with Wana Brands.

While President Joe Biden recently announced plans to review the status of cannabis as a Schedule 1 controlled substance, the process could take years.

Meanwhile, Republicans, who tend to be less supportive of cannabis legalization on a federal level, are expected to gain seats in Congress in the coming midterm elections.

At the state level, however, the cannabis business continues to ramp up, and more states are voting on legalization next month.

Canopy Growth shares are down 67% in 2022 compared to a drop of 56% for the AdvisorShares Pure US Cannabis ETF MSOS.

Shares of Constellation Brands are down 8.5% in 2022, compared to a loss of 20.3% by the S&P 500 SPX, while Acreage shares have lost 61% of their value this year.

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Notice Regarding Forward-Looking Information

The above news article contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Canopy Growth Corporation (“Canopy” or the “Company”) or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news article. Examples of such statements and uncertainties include statements regarding the expected size of the U.S. cannabis market; statements with respect to the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis industry, capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy, including the ability to generate revenues and cost synergies; statements with respect to the timing and outcome of Canopy’s proposed acquisition of 100% of Acreage and the expected benefits therefrom; the anticipated timing of the Acreage shareholder vote; the issuance of additional Canopy Shares to satisfy any deferred and/or option exercise payments to the shareholders of Wana and Jetty and the Non-Voting Shares issuable to Canopy from Canopy USA, LLC (“Canopy USA”) in consideration thereof; expectations regarding the potential success of, and the costs and benefits associated with the formation of Canopy USA; the anticipated timing and occurrence of the shareholder vote to approve an amendment to Canopy’s Articles of Incorporation to approve the creation of exchangeable shares (the “Amendment Proposal”).

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the stock exchanges on which we are listed may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible in the event that Canopy USA closes on the acquisition of Wana, Jetty or the Fixed Shares of Acreage; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; expectations regarding future investment, growth and expansion of operations; the time required to prepare and mail meeting materials to Canopy and Acreage shareholders; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement; risks related to the value of the Canopy common shares; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2022 and the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR on October 25, 2022.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements of Canopy in this news article are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements from Canopy included in this news article are made as of the date of this news article and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Participants in the Solicitation

Canopy and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy shareholders with respect to the Amendment Proposal. A description of each of these persons’ interests in the Amendment Proposal is contained in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 25, 2022 (as may be amended, the “Preliminary Proxy Statement”) and will be contained the Company’s definitive proxy statement relating to the Amendment Proposal (the “Definitive Proxy Statement”) when it becomes available. The Preliminary Proxy Statement is (and the Definitive Proxy Statement when it becomes available will be) available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Investors should read the Preliminary Proxy Statement (and the Definitive Proxy Statement when it becomes available) because they will contain important information.

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